SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-12

HEWLETT-PACKARD COMPANY

(Name of Registrant as Specified In Its Charter)

WALTER B. HEWLETT, EDWIN E. VAN BRONKHORST AND THE WILLIAM R. HEWLETT REVOCABLE TRUST

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:

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FOR IMMEDIATE RELEASE

WALTER HEWLETT NOTES HEIGHTENED INTEGRATION RISK OF COMPAQ MERGER

Thanks Investors and Employees for Support Against Merger

Palo Alto, CA, March 19, 2002 — Walter B. Hewlett, on behalf of The William R. Hewlett Revocable Trust and its trustees, today issued the following statement regarding the proposed merger of Hewlett-Packard (NYSE:HWP) and Compaq (NYSE: CPQ):

On the morning of HP’s special stockholder meeting, I once again want to thank all those HP stockholders who have supported us and voted to prevent HP from making a $25 billion mistake. We have put forth a great deal of information concerning the Compaq transaction so that HP stockholders could make an informed decision.

•	Yesterday, the heightened integration risk of the proposed merger was confirmed when the results of the employee plan votes were announced — approximately 66% of employees have voted their shares AGAINST the merger. This vote breaks down into an unprecedented 2 to 1 AGAINST in the HP plan. Also, employees in the Agilent plan voted 8 to 1 AGAINST the merger.

•	A BusinessWeek Online article, “Doubts About HP-Compaq’s Financial Goal,” based on interviews with members of HP’s integration team as well as former HP executives who have spoken with team members, confirmed what we and many analysts have been saying since the announcement of this merger — revenue loss is likely to significantly exceed the company’s projections. In fact, according to the article, “One team member thinks the combined company’s revenues will slip 10% to 15%, rather than 5%.”

I have served as an HP director for 15 years, longer than all but one other director currently sitting. I believe that it is a great privilege to serve in such a position. But at the end of the day, I never forget that as a director it is my charge to work not for myself and my interests and not for management’s interests, but for HP stockholders.

The Hewletts and Packards collectively have over 18% of HP’s stock, a stake worth over $7 billion. The rest of the HP board holds less than 3/10 of one percent. I ask that as stockholders in the final hours decide how to vote their shares, they consider who shares the greatest economic interest in HP — the Hewlett and Packard1 interests or those who would have you approve a $25 billion mistake?

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We would once more like to thank all of those who announced publicly that they are voting AGAINST the transaction, including Banc of America Capital Management, Brandes Investment Partners, The California Public Employees’ Retirement System, The California State Teachers’ Retirement System, Dreman Value Management, Evergreen Investments, an asset management subsidiary of Wachovia, Fifth Third Asset Management, Loomis Sayles, Matrix Asset Advisors, The New York State Common Retirement System Fund, The New York State Teachers Retirement System, Northstar Asset Management, The Ohio Public Employees’ Retirement System, The Ontario Teachers Pension Plan, Parnassus Investments, The Public Employees’ Retirement Association of Colorado, Robert E. Torray & Co., The State of Michigan Retirement Systems, Safeco Asset Management, The Teacher Retirement Systems of Texas, Victory Capital Management and Wells Fargo. Equally as important, we want to thank all of those who voted AGAINST the transaction privately.

Last minute voting instructions. If your shares are held by a bank or broker and you have not yet voted or have voted FOR and want to change your mind, fax your GREEN proxy (or a WHITE one voting AGAINST) to 631-254-7622, attention: VOTE PROCESSING.

Remember, if you already voted a WHITE proxy for the merger and wish to change your vote — you have every legal right to do so. Fax your GREEN proxy (or a WHITE one voting AGAINST) to 631-254-7622, attention: VOTE PROCESSING.

If you are a registered stockholder holding your shares directly or a participant in HP’s Employee Stock Purchase Plan (ESPP) fax your GREEN proxy to MacKenzie Partners at 212-929-0308.

If you recently received a proxy mailgram from HP management, you can use that proxy mailgram to vote AGAINST the proposed merger. Simply mark the box AGAINST and follow the directions.

If at any time, you have any questions or require assistance, simply call 800-322-2885 to be connected to a professional voting consultant. They will be available 24 hours a day until the polls close at the special meeting.

1 The Packards are not participants in the solicitation being conducted by Walter B. Hewlett, Edwin E. van Bronkhorst and the William R. Hewlett Revocable Trust.

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For additional information, visit our website at www.votenohpcompaq.com

FORWARD-LOOKING STATEMENTS

The views expressed in this release contain judgments, which are subjective in nature and in certain cases forward-looking in nature. This release also contains estimates made without the benefit of actual measurement. Forward-looking statements and estimates by their nature, involve risks, uncertainties and assumptions. Forward-looking statements and estimates are inherently speculative in nature and are not guarantees of actual measurements or of future developments. Actual measurements and future developments may and should be expected to differ materially from those expressed or implied by estimates and forward-looking statements. The information contained in this release does not purport to be an appraisal of any business or business unit or to necessarily reflect the prices at which any business or business unit or any securities actually may be bought or sold.

ADDITIONAL IMPORTANT INFORMATION

On February 5, 2002, Walter B. Hewlett, Edwin E. van Bronkhorst and the William R. Hewlett Revocable Trust (collectively, the “Filing Persons”) filed a definitive proxy statement with the Securities and Exchange Commission relating to the proposed merger involving Hewlett-Packard Company and Compaq Computer Corporation. The Filing Persons urge stockholders to read their definitive proxy statement because it contains important information. You may obtain a free copy of the Filing persons’ definitive proxy statement and any other soliciting materials relating to the Filing Persons’ solicitation on the Securities and Exchange Commission’s website at www.sec.gov, on the Filing Persons’ website at www.votenohpcompaq.com, or by contacting MacKenzie Partners, Inc. at 1-800-322-2885 or 1-212-929-5500, or by sending an email to proxy@mackenziepartners.com.

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Media:
Joele Frank/Todd Glass
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449